Exhibit 10.27

First Amendment to Collaboration Agreement

This Amendment (the “Amendment”) to the Collaboration Agreement (the “Agreement”) dated November 1, 2022, by and between AFFIMED GMBH (“Affimed”) and ARTIVA BIOTHERAPEUTICS, INC. (“Artiva”), (Affimed and Artiva together the “Parties” and each a “Party”) is effective November 14, 2022 (the “Amendment Effective Date”).

WHEREAS, the Parties have entered into the Agreement.

WHEREAS, the Parties wish to amend the Agreement so that the definition of “Confirmatory Combination Therapy Trial Activities” will be adjusted.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Section 1.52 of the Agreement is hereby removed entirely and replaced by the following:

1.52 “Confirmatory Combination Therapy Trial Activities” means the activities in a Confirmatory Combination Therapy Trial required by the FDA as a condition for granting accelerated approval of the Combination Therapy in a particular Indication.

2.	Capitalized terms used in this Amendment but not defined herein shall have the meaning given thereto in the Agreement.

3.	All terms and conditions of the Agreement remain unchanged, except where expressly changed by this Amendment.

4.

The provisions of Section 17 (Dispute Resolution) and Section 18 (General Provisions) of the Agreement shall apply to this Amendment as if set out in full in this Amendment and as if references in those Section to “this Agreement” are references to this Amendment and references to the “Parties” or a “Party” are references to the Parties or a Party of this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the respective representatives of the Parties have executed this Amendment as of the Amendment Effective Date.

AFFIMED GMBH		ARTIVA BIOTHERAPEUTICS, INC.

By:	/s/ Adi Hoess	By:	/s/ Fred Aslan
Name:	Dr. Adi Hoess	Name:	Dr. Fred Aslan
Title:	CEO	Title:	CEO

By:	/s/ Wolfgang Fischer
Name:	Dr. Wolfgang Fischer
Title:	COO